UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

GAS TRANSMISSION NORTHWEST CORPORATION

(Exact name of registrant as specified in its charter)

California	0-25842	94-1512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 S.W. Fifth Avenue, Suite 900 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 833-4000

[NOT APPLICABLE]

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2005, Peter G. Lund resigned his positions as Director and Vice-President of Gas Transmission Northwest Corporation (GTNC).

Jeff R. Rush was appointed as the General Manager and a Vice-President of GTNC as of February 1, 2005. Mr. Rush comes from the role of Vice-President, Gas Development West, for TransCanada PipeLines Limited. In that role, he was responsible for business development of natural gas pipeline opportunities in western North America. His role included responsibility for investment in the Mackenzie Valley pipeline project. Mr. Rush was also a Director and President of TransCanada Pipeline Ventures Ltd., which owns several unregulated gas transmission pipeline systems in Alberta.

Mr. Rush is a graduate of McMaster University in Hamilton, Ontario in 1980 with a Bachelor of Arts degree. He also earned a Masters Degree in Business Administration from the University of Strathclyde in Glasgow, Scotland in 1998.

Richard H. Leehr and Ronald J. Turner continue to serve as Directors for GTNC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAS TRANSMISSION NORTHWEST CORPORATION

Date: February 4, 2005	By:	/s/ Russell K. Girling
	Name:	Russell K. Girling
	Title:	Chief Financial Officer